Exhibit 7

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

						4Q23 Increase/ (Decrease) from
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023(1)	3Q23	4Q22
Assets
Cash and due from banks (including segregated cash and other deposits)	$30,577	$26,224	$25,763	$26,548	$27,342	3%	(11)%
Deposits with banks, net of allowance	311,448	302,735	271,145	227,439	233,590	3%	(25)%
Securities borrowed and purchased under agreements to resell, net of allowance	365,401	384,198	337,103	335,059	336,750	1%	(8)%
Brokerage receivables, net of allowance	54,192	55,491	60,850	66,194	56,337	(15)%	4%
Trading account assets	334,114	383,906	423,189	406,368	411,756	1%	23%
Investments
Available-for-sale debt securities	249,679	240,487	237,334	241,783	256,936	6%	3%
Held-to-maturity debt securities, net of allowance	268,863	264,342	262,066	259,456	254,247	(2)%	(5)%
Equity securities	8,040	7,749	7,745	7,759	7,902	2%	(2)%
Total investments	526,582	512,578	507,145	508,998	519,085	2%	(1)%
Loans, net of unearned income
Consumer(2)	368,067	363,696	374,591	377,714	389,197	3%	6%
Corporate(3)	289,154	288,299	286,021	288,634	300,165	4%	4%
Loans, net of unearned income	657,221	651,995	660,612	666,348	689,362	3%	5%
Allowance for credit losses on loans (ACLL)	(16,974)	(17,169)	(17,496)	(17,629)	(18,145)	(3)%	(7)%
Total loans, net	640,247	634,826	643,116	648,719	671,217	3%	5%
Goodwill	19,691	19,882	19,998	19,829	20,098	1%	2%
Intangible assets (including MSRs)	4,428	4,632	4,576	4,540	4,421	(3)%	-
Property, plant and equipment, net	26,253	27,119	27,818	27,959	28,747	3%	9%
Other assets, net of allowance	103,743	103,522	102,972	96,824	95,963	(1)%	(7)%
Total assets	$2,416,676	$2,455,113	$2,423,675	$2,368,477	$2,405,306	2%	-

Liabilities
Non-interest-bearing deposits in U.S. offices	$122,655	$123,969	$109,844	$104,061	$112,089	8%	(9)%
Interest-bearing deposits in U.S. offices	607,470	587,477	590,700	569,428	576,784	1%	(5)%
Total U.S. deposits	730,125	711,446	700,544	673,489	688,873	2%	(6)%
Non-interest-bearing deposits in offices outside the U.S.	95,182	90,404	91,899	84,663	88,988	5%	(7)%
Interest-bearing deposits in offices outside the U.S.	540,647	528,609	527,424	515,354	530,820	3%	(2)%
Total international deposits	635,829	619,013	619,323	600,017	619,808	3%	(3)%

Total deposits	1,365,954	1,330,459	1,319,867	1,273,506	1,308,681	3%	(4)%
Securities loaned and sold under agreements to resell	202,444	257,681	260,035	256,770	269,157	5%	33%
Brokerage payables	69,218	76,708	69,433	75,076	65,961	(12)%	(5)%
Trading account liabilities	170,647	185,010	170,664	164,624	155,345	(6)%	(9)%
Short-term borrowings	47,096	40,187	40,430	43,166	37,457	(13)%	(20)%
Long-term debt	271,606	279,684	274,510	275,760	286,619	4%	6%
Other liabilities(4)	87,873	76,365	79,314	69,380	75,835	9%	(14)%
Total liabilities	$2,214,838	$2,246,094	$2,214,253	$2,158,282	$2,199,055	2%	(1)%

Equity
Stockholders' equity
Preferred stock	$18,995	$20,245	$20,245	$19,495	$17,600	(10)%	(7)%

Common stock	31	31	31	31	31	-	-
Additional paid-in capital	108,458	108,369	108,579	108,757	108,955	-	-
Retained earnings	194,734	198,353	199,976	202,135	198,905	(2)%	2%
Treasury stock, at cost	(73,967)	(73,262)	(74,247)	(74,738)	(75,238)	(1)%	(2)%
Accumulated other comprehensive income (loss) (AOCI)	(47,062)	(45,441)	(45,865)	(46,177)	(44,800)	3%	5%
Total common equity	$182,194	$188,050	$188,474	$190,008	$187,853	(1)%	3%

Total Citigroup stockholders' equity	$201,189	$208,295	$208,719	$209,503	$205,453	(2)%	2%
Noncontrolling interests	649	724	703	692	798	15%	23%
Total equity	201,838	209,019	209,422	210,195	206,251	(2)%	2%
Total liabilities and equity	$2,416,676	$2,455,113	$2,423,675	$2,368,477	$2,405,306	2%	-

(1)	December 31, 2023 is preliminary.
(2)	Consumer loans include loans managed by USPB, Wealth and All Other-Legacy Franchises (other than Mexico Small Business and Middle-Market Banking (Mexico SBMM) loans) that are included in Consumer loans.
(3)	Corporate loans include loans managed by Services, Markets, Banking, and All Other—Legacy Franchises-Mexico SBMM that are included in Corporate loans.
(4)	Includes allowance for credit losses for unfunded lending commitments. See page 19.

NM Not meaningful.

Reclassified to conform to the current period's presentation.